UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.       )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

AEYE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

On April 29, 2026, AEye, Inc. (the “Company”) issued a press release and sent a letter to stockholders of the Company, which are attached hereto as Exhibit 1.

Exhibit 1

AEye’s CEO Issues Letter to Stockholders

PLEASANTON, Calif. -- AEye, Inc. (Nasdaq: LIDR), a global leader in software-defined, high-performance lidar solutions, today issued a message to stockholders ahead of the Company’s 2026 Annual Meeting of Stockholders to be held on May 12. The full text of the letter follows:

Your participation at our Annual Meeting is critical to allow AEye the ability to continue building commercial momentum.

Dear Fellow Stockholders,

I am writing to you to ask for your support at our upcoming Annual Meeting. Your participation, via your vote, on each of the proposals set forth in our Proxy Statement, is very important. While each proposal is crucial in allowing us to continue to build on the commercial momentum we have created over the past two years, Proposal Three is the most consequential item to be voted on at our May 12 Annual Meeting and I am asking for your support. Proposal Three asks you to approve an allocation of 6,750,000 shares to be made available for issuance under our 2021 Equity Incentive Plan.

Here is the plain truth: as of March 23, 2026, only 401,785 shares were available for issuance under the Equity Plan. That is simply insufficient to support the team building the commercial momentum we reported as recently as last month: a 33% increase in customer count, a 40% expansion in our commercial pipeline, and the highest Apollo™ unit shipment quarter in our history. Without your approval, the risk of employee retention grows and shifts the cost of retaining and growing our team from equity to cash -- which is directly at odds with the financial discipline underpinning everything we have built and could also shorten our financial future.

By voting FOR Proposal Three, you give us the flexibility needed to hire and retain the talent to continue building our commercial future -- without accelerating our cash burn or undermining our cash runway that currently extends well into 2028.

Approving Proposal Three does not commit the Company to issuing additional shares to our dedicated employees, it simply ensures that equity is available as circumstances warrant and it better aligns the interests of our employees with you, our stockholders. Your participation at our Annual Meeting is essential and I ask that you vote your shares without delay, as every vote, regardless of the number of shares, is important to the future of our Company.

Vote FOR Proposal Three -- it is how you help us build what comes next.

On behalf of the Board of Directors, I sincerely appreciate your continued confidence in AEye. We look forward to receiving your vote and to your participation at our Annual Meeting on May 12.

Sincerely,

/s/ Matthew Fisch
Matthew Fisch
Chairman and Chief Executive Officer

Stockholder participation matters. We encourage you to vote at your earliest convenience: online at www.proxyvote.com, by phone at 1-800-690-6903; or by completing, signing, and returning the proxy card enclosed with your proxy materials in the postage-paid envelope provided by mail.

The Company’s proxy statement and related materials are available at www.proxyvote.com and through the “Investor Relations” section of AEye’s website at investors.aeye.ai/financial-information/sec-filings.

If you have questions or need assistance voting your shares, please contact our proxy solicitation firm: Alliance Advisors at 866-206-7125.

Participants

AEye, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by AEye. Information about AEye’s executive officers and directors is available in AEye’s definitive proxy statement for its 2026 Annual Meeting, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2026. To the extent holdings by our directors and executive officers of AEye securities reported in the proxy statement for the 2026 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4, or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

About AEye

AEye offers a suite of unique software-defined lidar solutions that address a wide range of real-world needs including advanced driver-assistance, vehicle autonomy, smart infrastructure, security, defense, and logistics applications. AEye’s flagship product, Apollo™, has been widely recognized for its small form factor and its ability to detect objects at up to one kilometer. In addition to Apollo™, AEye also offers Stratos™ with the ability to detect objects at up to one-and-half kilometers as well as a full-stack solution through its OPTIS™ platform. OPTIS™ provides a complete system that captures a high-resolution 3D image of the world, interprets it, and provides direction to act upon what it sees in real-time.

Additional Information

AEye has filed with the SEC a definitive proxy statement on Schedule 14A with respect to its solicitation of proxies for the Annual Meeting. This communication is not a substitute for any proxy statement or other document that AEye may file with the SEC in connection with any solicitation by AEye.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY AEYE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by AEye free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by AEye are also available free of charge by accessing AEye’s website at www.aeye.ai.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this communication and are based on information available to the Company as of the date of this communication, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

Investor Relations

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366

Keaton Olsen

lidr@allianceadvisors.com

Media Relations

Alliance Advisors IR

Fatema Bhabrawala

fbhabrawala@allianceadvisors.com

647-620-5002

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